AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT is entered into as of 23rd April 2009 (the "Amendment Agreement") and is supplemental to the ISDA Master Agreement and Schedule dated as of 9th January 2008, as amended from time to time (the "Master Agreement") between Hermes Investment Management Limited (the "Investment Manager") acting as agent for each of the Principals, severally and not jointly, listed in Annex A to the Master Agreement ("Party A") and HSBC Bank plc ("Party B").

WHEREAS

Party B and the Investment Manager wish to amend the Credit Support Annex to the Master Agreement (the "Credit Support Annex") in relation to BT Pension Scheme Trustees Limited as Trustee of the BT Pension Scheme in order to amend the definition of Valuation Agent in Paragraph 11(c)(i) of the Credit Support Annex.

NOW THEREFORE, in consideration of the mutual agreements contained in this Amendment Agreement, the parties agree as follows:

1. **Amendments**

1.1. All capitalized terms used in this Amendment Agreement without definition shall have the meanings given to such terms in the Master Agreement.

1.2. The **Credit Support Annex** for BT Pension Scheme Trustees Limited as Trustee of the BT Pension Scheme (as amended from time to time) shall be amended as follows:

Paragraph 11(c)(i) of the Credit Support Annex is deleted in its entirety and replaced as follows:

"Valuation Agent" means, for the purposes of Paragraph 2 and 4, the party making the demand under Paragraph 2, and, for the purposes of Paragraph 5(c), the Transferee, as applicable.

2. **Conditions Precedent**

It is a condition precedent to the effectiveness of this Amendment Agreement that, as of the date thereof, (i) all representations and warranties made under the Master Agreement are true and correct, and (ii) there exists no Event of Default or Potential Event of Default thereunder.

3. **References**

All references in the Master Agreement to "this Agreement" (or words or phrases of similar meaning) shall be deemed to be references to the Master Agreement as amended by this Amendment Agreement.

4. **Miscellaneous**

4.1. Except as specifically amended hereby, the Master Agreement shall continue in full force and effect in accordance with the provisions hereof and nothing herein contained shall be construed

as a waiver or modification of the existing rights under the Master Agreement, except as such rights are expressly modified hereby; and

4.2. **Entire Agreement.** This Amendment Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof. The Amendment Agreement shall be governed by and construed in accordance with the laws of England, and may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

4.3. **Counterparts.** This Amendment Agreement may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

Hermes Investment Management Limited in its capacity as agent for and on behalf of BT PENSION SCHEME TRUSTEES LIMITED AS TRUSTEE OF THE BT PENSION SCHEME

By: ______________________

Authorised Signatory:

Title: DIRECTOR

Date: 28-4-09

HSBC Bank plc

By: ______________________

Authorised Signatory:

Title: STUART J. DOWNEND

Date: AUTHORISED SIGNATORY

24/4/09